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                                                                EXHIBIT 23(b)



                           CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Graybar Electric Company, Inc.


August 28, 1998


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated February 16, 1996 relating to the financial statements of Graybar Electric Company, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1995 listed under Item 14(a) of Graybar Electric Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this Financial Statement Schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."




PricewaterhouseCoopers LLP
St. Louis, Missouri